CUSIP NO. 280597105	SCHEDULE 13D

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: February 14, 2011

Prides Capital Partners, L.L.C.

By:	/s/ Murray A. Indick
Murray A. Indick
Member

Kevin A. Richardson, II

By:	/s/ Murray A. Indick
Murray A. Indick
Attorney-in-Fact